Exhibit 99.1

Ideanomics Welcomes New Chief Financial Officer Stephen Johnston

NEW YORK (Sept. 19, 2022) - /PRNewswire/ -- Ideanomics (NASDAQ: IDEX), a global company focused on accelerating the commercial adoption of electric vehicles, announced today that Stephen Johnston has been named the company’s new Chief Financial Officer, effective immediately.

“I am excited to welcome Stephen to Ideanomics. His extensive experience in finance and the automotive industry makes him an invaluable part of the team,” states Alf Poor, Ideanomics Chief Executive Officer. “My belief is that Stephen is exactly the right person to ensure that Ideanomics can consistently deliver on our financial obligations and maintain strong capital discipline as we continue our strategy execution.”

Johnston comes to Ideanomics with 30 years of diverse, global experience and will be responsible for the company’s financial strategy and activities including accounting, financial controlling, financial reporting, treasury, and tax matters worldwide.

Before joining Ideanomics, Johnston served as the Chief Financial Officer of Dura Automotive Systems, a global automotive supplier. His extensive experience in finance spans manufacturing and automotive engineering industries with national and global companies like Tower Automotive and Nexteer Automotive.

“Ideanomics is a dynamic company with technology enabled product and service offerings aligned to benefit from the acceleration in mobility electrification,” says Johnston. “It is an honor to be a part of the Ideanomics leadership team and to be given this opportunity to help the company realize its growth potential.”

Johnston is a certified public accountant (CPA) and a member of the Michigan Association of CPAs and the American Institute of CPAs.

Ideanomics is solving the complexity of fleet electrification by bringing together high-performance electric vehicles, charging infrastructure, and financing solutions under one roof. Through its three verticals, Mobility, Energy and Capital, the company provides turnkey commercial electrification solutions for customers, no matter where they are on their electrification journey.

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About Ideanomics

Ideanomics (NASDAQ: IDEX) is a global group with a simple mission: to accelerate the commercial adoption of electric vehicles. By bringing together vehicles and charging technology with design, implementation, and financial services, we provide solutions for the commercial world to commit to an EV future. To keep up with Ideanomics, please follow the company on social @ideanomicshq or visit: https://ideanomics.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected timing for the filing of the Form 10-K, the Company's ability to regain compliance with the Nasdaq requirements for continued listing and related matters. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions that involve known and unknown risks and uncertainties. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the failure of the Company to file the Form 10-K on its expected timeline and other risk factors discussed from time to time in the Company's filings with the SEC. These and other factors are identified and described in more detail in the Company's filings with the SEC, including, without limitation, the Company's most recent Form 10-K and Form 10-Q. The Company expressly disclaims any intent or obligation to update these forward-looking statements other than as required by law.

Contacts:

Ideanomics, Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116, New York, NY 10018

ir@ideanomics.com

Theodore Rolfvondenbaumen, Communications Director

trolfvondenbaumen@ideanomics.com